Exhibit (d)
Deferred Compensation Plan of Cambrex Corporation
(Amended and Restated as of January 1, 2005)
     1. Eligibility. Each officer or other key employee (a “Key Employee”) shall be eligible to participate in the Deferred Compensation Plan of Cambrex Corporation (the “Plan”), provided that, notwithstanding any other provision of the Plan to the contrary, the designated Senior Administrative Officer may impose such terms, conditions or limitations on the participation of any Key Employee or any class of Key Employees that he deems necessary or appropriate for the proper administration of the Plan. The designated Senior Administrative Officer shall provide a copy of the Plan to each Key Employee together with a form of letter which may be used by the Key Employee to notify Cambrex Corporation (the “Corporation”) of his election to participate in the Plan.
     The Corporation wishes to enable Key Employees to continue deferring compensation after December 31, 2004 in a manner consistent with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) so as to avoid the imposition of penalty taxes on Key Employees deferring compensation. The Corporation intends that deferrals of compensation made under the Plan prior to January 1, 2005 shall remain “grandfathered”, shall remain subject to the Plan as in effect as of October 3, 2004, and therefore shall not be subject to Section 409A. This Plan, as amended and restated as of January 1, 2005, is intended to apply to deferrals of compensation made under this Plan on or after January 1, 2005.
     2. Participation.
     (a) Bonus Deferral Election. On or before December 31st of any calendar year, a Key Employee may elect to defer receipt of all or any part of any annual bonus payable in United States currency for services performed during the next calendar year.
     (b) Salary Deferral Election. On or before December 31st of any calendar year, a Key Employee may elect to defer receipt of all or any part of that portion of his annual base salary earned and payable in United States currency in the following calendar year which exceeds the sum of (i) the Social Security wage base with respect to old age, survivor and disability income taxes in effect for such following calendar year and (ii) $10,000. Notwithstanding the foregoing, a Key Employee who (x) receives an annual base salary in United States currency in excess of the sum of (i) and (ii) above and (y) is not subject to withholding for old age survivor and disability employment taxes under U.S. law may elect to defer receipt of all or a portion of his annual base salary in excess of Ten Thousand Dollars ($10,000) for the following calendar year which is payable in United States currency, provided that a timely election is made.

     (c) Stock Option Deferral Election. With respect to any grant of options to purchase shares of the Corporation’s common stock (“Common Stock”) that was earned and vested as of December 31, 2004, a Key Employee may, in accordance with and only to the extent provided by the terms and conditions of the Plan as in effect on October 3, 2004, elect to defer receipt of the Common Stock which would otherwise be issued upon exercise of such options as provided by the Plan as in effect on October 3, 2004.
     (d) Restricted Stock [Unit] Award Deferral Election. Subject to the approval of the designated Senior Administrative Officer, a Key Employee who is a participant in the Performance Incentive Plan may elect to defer receipt of all or a portion of the shares of the Common Stock of the Company which would otherwise be distributed to such Key Employee upon the satisfaction of the vesting restrictions on [restricted stock units] granted under the Performance Incentive Plan, provided that such election must be made by the Key Employee and finally approved by the designated Senior Administrative Officer not later than December 31 of the year immediately preceding the year during which the restricted period applicable to such [restricted stock unit] commences and provided that such election must be made not later than such other date in such calendar year that the designated Senior Administrative Officer shall specify.
     (e) Form and Duration of Deferral Election.
     (i) An election to defer bonus or salary shall be made by written notice filed on a designated form with the designated Senior Administrative Officer. The minimum dollar amount that each Key Employee may defer under the Plan for each year shall be (i) with respect to annual bonuses, Ten Thousand Dollars ($10,000) and (ii) with respect to base salary, Ten Thousand Dollars ($10,000), provided that in each case the designated Senior Administrative Officer may determine a greater or lesser minimum deferral amount. Such election shall become irrevocable as of December 31 immediately preceding the beginning of the calendar year for which the compensation to be deferred will be earned. Such election shall state, at a minimum, (x) the amount of compensation which shall be deferred and (y) the Distribution Election (as defined in Section 4). Elections shall continue in effect with respect to compensation payable for subsequent calendar years unless and until the Key Employee revokes or modifies such election by written notice on a designated form filed with the designated Senior Administrative Officer. Any such revocation or modification of a deferral election shall become effective only with respect to compensation earned in the calendar years following receipt of such revocation or modification by the designated Senior Administrative Officer.
     (ii) An election to defer the receipt of shares of Common Stock otherwise issuable upon the satisfaction of the vesting restrictions on [restricted stock units] granted under the Performance Incentive Plan shall be made by written notice filed on a designated form with the designated Senior Administrative Officer. Such election shall become irrevocable as of December 31 immediately preceding the beginning of the calendar year during which the applicable restricted period will commence. Such election shall state, at a minimum, (i) the restricted stock units to which the deferral election applies and (ii) the Distribution Election (as defined in Section 4). Such deferral election shall be effective with respect to the restricted stock units identified on the deferral election and shall not be effective for any other restricted stock unit grants.
     (f) Renewal. A Key Employee who has revoked an election to participate in the Plan may file a new election to defer compensation payable in the calendar years following the year in which such election is filed.
     3. Key Employee’s Account.
     (a) Establishment of Account. The Corporation shall maintain a separate memorandum account (the “Account”) for each Key Employee who has elected to participate in the Plan, and shall make additions to and subtractions from such Account as provided in this Section 3.
     (b) Additions to Account. Compensation allocated to a Key Employee’s Account pursuant to this Section 3 shall be credited to such Account as of the date such compensation would otherwise have been paid to the Key Employee. A Key Employee electing to defer the receipt of Common Stock pursuant to Section 2(c) or Section 2(d), will be deemed to have invested in a stock unit fund (the “Stock Unit Fund”) and such Key Employee’s Account will be credited, as of the date of exercise of the stock option or the satisfaction of the vesting conditions applicable to the restricted stock units, as the case may be, with a hypothetical number of units (“Stock Units”) equal to the number of shares of Common Stock which would otherwise have been issued upon exercise of the stock option or the satisfaction of the vesting conditions applicable to the restricted stock units, as the case may be, if such deferral election had not been made.
     (c) Designation of Phantom Investment Funds. The Benefits Administration Committee shall select one or more mutual funds or other investment vehicles (the “Phantom Funds”), which shall be used to determine the hypothetical investment experience of each Key Employee’s Account under the Plan; provided, however, that unless the Benefits Administration Committee otherwise determines, the Phantom Funds shall be some or all of the investment funds available to employees as investment options from time to time under the Company’s qualified savings plan (the “Savings Plan”).
     (d) Investment Election. Each Key Employee shall from time to time designate on a form (or approved electronic filing via the internet) approved by the designated Senior Administrative Officer the Phantom Fund or Funds that shall determine the investment experience with respect to such Key Employee’s Account; provided, however, that the designated Senior Administrative Officer may require that the Key Employee’s Account be credited or debited as though such Account were invested in the same Phantom Funds, and in the same percentages, as such Key Employee’s account balance is invested from time to time under the Savings Plan. The designated Senior Administrative Officer may, in his discretion, (i) establish minimum amounts (in terms of dollar amounts or a percentage of a Key Employee’s Account), which may be allocated to any Phantom Fund, (ii) preclude any Key Employee who is an executive officer of the Company from designating any Phantom Fund which invests primarily in securities issued by the Company, (iii) establish rules regarding the time at which any such election (or any change in such election permitted under Section 3(e)), shall become effective, and (iv) permit different designations with respect to a Key Employee’s existing Account balance and amounts to be credited to such Account under Section 3(e) after the date the election form is filed with the designated Senior Administrative Officer. If a Key Employee fails to make a valid election with respect to any portion of his Account (or if any such election ceases to be effective for any reason), such Key Employee shall be deemed to have elected to have his entire Account deemed invested in the Phantom Fund which the designated Senior Administrative Officer determines generally to have the least risk of loss of principal.
     (e) Change in Designation of Phantom Fund. Effective as of the first business day of the calendar quarter commencing more than ten (10) business days after the proper form is filed with the designated Senior Administrative Officer (or such other time or method as the designated Senior Administrative Officer shall permit), a Key Employee may change the Phantom Funds designated with respect to all or any portion of his Account. Any such change shall comply with all rules applicable with respect to any initial designation of such Phantom Funds.
     (f) Crediting of Phantom Investment Experience.
     (i) As of the last day of each calendar quarter (or such other time as the designated Senior Administrative Officer shall establish from time to time), each Key Employee’s Account shall be credited or debited, as the case may be, with an amount equal to the net investment gain or loss which such Key Employee would have realized had he actually invested in each Phantom Fund an amount equal to the portion of his Account designated as deemed invested in such Phantom Fund during that calendar quarter (or such other period as may have been established by the designated Senior Administrative Officer).
     (ii) Whenever a dividend is declared with respect to the Common Stock, a Key Employee’s Account shall also be credited as of the payment date with a number of additional Stock Units computed as follows: (x) the number of Stock Units in the Key Employee’s Account multiplied by any dividend payable in cash or property other than Common Stock declared by the Corporation on a share of Common Stock, divided by the closing market price of the Common Stock on the related dividend record date and/or (y) the number of Stock Units in the Key Employee’s Account multiplied by any stock dividend declared by the Corporation on a share of Common Stock, provided that the designated Senior Administrative Officer may determine another method of crediting dividends to a Key Employee’s Account.
     (iii) In the event of any change in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock split, combination or exchange of shares, or any other similar change affecting the Common Stock, other than a stock dividend as provided above, the number of Stock Units credited to a Key Employee’s Account shall be appropriately adjusted in such manner as determined by the designated Senior Administrative Officer.
     (g) No Actual Investment. Notwithstanding anything else in this Section 3 to the contrary, no amount standing to the credit of any Key Employee’s Account shall be set aside or invested in any actual fund on behalf of such Key Employee; provided, however, that nothing in this Section 3(g) shall be deemed to preclude the company from making investments for its own account in any Phantom Funds (whether directly or through a grantor trust) to assist it in meeting its obligations to the Key Employees hereunder.
     4. Distribution from Account.
     (a) Distribution Election. Each Key Employee shall file with the designated Senior Administrative Officer a written election form (a “Distribution Election”) with respect to the timing and manner of distribution of the aggregate cash amount, if any, credited to his or her Account, and Stock Units credited to the Stock Fund for his or her account, in each case as of the date specified in his Distribution Election. Such Distribution Election must state (i) whether distribution from his Account shall be in one lump-sum payment, or in such number of annual installments (not to exceed ten) as the Key Employee may designate and (ii) the year in with such lump sum shall be paid or such annual installment payments shall commence (with each subsequent annual installment made during the first 90 days of each succeeding year). Such election may specify that payment shall be made (or commence to be made) as of a pre-determined year, or the date on which the Key Employee incurs a “separation from service” (within the meaning of Section 409A). A Key Employee who experiences a “separation from service” shall commence a distribution during the first 90 days of the succeeding year following such separation.
     (b) Delay for “Specified Employees”. In the event that any distribution is required to be delayed pursuant to Section 409A because the Key Employee is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(1) of the Code and the regulations thereunder, such distribution shall be made, or the first installment of such distribution shall be made during the first 90 days of each the succeeding year following the six-month anniversary of the Key Employee’s “separation from service”.

     (c) Amendment of Distribution Election. A Key Employee may, at any time during active employment, elect to change the time at which distributions from his Account will commence; provided, however, that no such election shall be effective unless (i) at least one full calendar year elapses between the date as of which such election is filed and the date on which the distribution would have originally commenced (the “Original Distribution Date”) and (ii) the date as of which such distribution will commence under the new election is at least five years later than the Original Distribution Date. If a Key Employee receives any distribution from his Account while still eligible to make deferrals hereunder, the designated Senior Administrative Officer may suspend the Key Employee’s right to defer additional amounts during such calendar year in accordance with Section 2.
     (d) Amount of Installment Payments. Where the Key Employee receives the balance of his cash Account in annual installments, the amount of each installment shall be equal to the product of (i) the cash balance credited to such Account on the date of such payment and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Similarly, where the Key Employee receives the balance of his Stock Units in annual installments, the amount of each installment shall be equal to the product of (i)  the number of Stock Units credited to such Account on the date of such payment and (ii) a fraction, the numerator of which is one (1) and the denominator of which is the total number of installments remaining to be paid at that time. Notwithstanding the foregoing to the contrary, if the Key Employee elects to receive installments, and the value of any installment remaining at the time of distribution of any installment is One Hundred Thousand Dollars ($100,000) or less, the remaining balance credited to the Key Employee’s Account shall be distributed as such installment. The right to a series of installment payments under this Plan shall be treated as a right to a series of separate payments within the meaning of Section 409A.
     (e) Form of Distribution. Distribution of any amount credited to a Key Employee’s Account on a cash basis shall be made in cash. Distributions of Stock Units in such Key Employee’s Account shall be made in whole shares of Common Stock; provided that fractional shares shall be paid in an amount equal to the number of fractional shares multiplied by the fair market value of the Common Stock as determined in accordance with procedures established by the designated Senior Administrative Officer reduced by the amount of any expense directly related to such distribution.
     (f) Change of Control. Notwithstanding the foregoing, upon a Change of Control (as defined below), a Key Employee’s Account shall immediately be distributed to a Key Employee in a lump sum distribution within ten (10) days following the occurrence of such Change of Control (as defined below). A “Change of Control” for purposes of this Plan shall mean:

     (i) the date any person, or more than one person acting as a group (as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing 30% or more of the total voting power of the Corporation,
     (ii) the date any person, or more than one person acting as a group (as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation, or
     (iii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Board before the date of the appointment or election.
     5. Distribution on Death. If a Key Employee shall die before payment of all amounts credited to the Key Employee’s Account has been completed, the total unpaid balance then credited to such Key Employee’s Account shall be paid to the Key Employee’s designated beneficiaries or estate in a single lump-sum payment as of the first business day of the first calendar month commencing after the date of the Key Employee’s death or as soon, thereafter, or administratively possible, but in no event later than ninety days following such Key Employee’s death.
     6. Designation of a Beneficiary. A Key Employee may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon the Key Employee’s death pursuant to Section 5 hereof. At any time, and from time to time, any such designation may be changed or canceled by the Key Employee without the consent of any beneficiary. Any such designation, change or cancellation must be made on an approved form filed with the designated Senior Administrative Officer. If a Key Employee designates more than one beneficiary, any payments to such beneficiaries made pursuant to Section 5 shall be made in equal shares unless the Key Employee has designated otherwise, in which case the payments shall be made in the shares designated by the Key Employee. If no beneficiary has been named by a Key Employee, payment shall be made to the Key Employee’s spouse or, if the Key Employee has no spouse at the time of his death, to the Key Employee’s estate.
     7. Amendment and Termination. The Benefits Administration Committee may, at any time, amend or terminate the Plan; provided no such amendment or termination shall impair the rights of a Key Employee with respect to amounts then credited to his Account under the Plan. The Benefits Administration Committee (or its delegate) shall administer and interpret the Plan. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Benefits Administration Committee (or its delegate) shall be final, binding and conclusive for all purposes and upon all persons.
     8. Miscellaneous.
     (a) Unfunded Plan. The Corporation shall not be obligated to fund its liabilities under the Plan, the Account established for each Key Employee electing deferment shall not constitute trusts, and a Key Employee shall have no claim against the corporation or its assets other than as an unsecured general creditor. Without limiting the generality of the foregoing, the Key Employee’s claim at any time shall be for the amount credited to such Key Employee’s Account at such time. Notwithstanding the foregoing, the Corporation may establish a grantor trust or purchase securities to assist it in meeting its obligations hereunder; provided, however, that in no event shall any Key Employee have any interest in such trust or property other than as an unsecured general creditor.
     (b) Non-alienation. The right of a Key Employee to receive a distribution of the value of such Key Employee’s Account payable pursuant to the Plan shall not be subject to assignment or alienation.
     (c) No Right to Continued Employment. Nothing in this Plan shall be construed to give any Key Employee the right to continue in the employ of the Corporation or any of its subsidiaries.
     (d) Legal Fees. In the event that any Key Employee (or the beneficiary or legal representative of such Key Employee) shall make demand for payment of benefits due under the terms of the plan and prevail as to any material aspect of such claim, the Corporation shall pay all of the Key Employee’s expenses in conjunction with pursuing such claim (including, without limitation, legal fees) and interest on the amount due from the date of such demand in an amount equal to the greater of (i)  the amount of earnings credited to the Key Employee’s Account hereunder or (ii) 10% per annum compounded semi-annually.

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